                                                                    EXHIBIT 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos.
333-85090, 333-108896, 333-110486 333-131315, 333-140174 and 333-141640 on Form
F-3, and Nos. 33-80947, 333-06482, 333-11720, 333-83204, 333-107943 333-117565,
333-138837 on Form S-8, of our report dated February 7, 2007, relating to the consolidated financial statements of Tower Semiconductor Ltd., appearing in this
Report on Form 20-F of Tower Semiconductor Ltd.

Brightman Almagor & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
June 25, 2007